PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This Private Placement Warrants Purchase Agreement (this "Agreement") is made and entered into as of June 15, 2022, by and between Landsea Homes Corporation, a Delaware corporation (the "Company"), and HC NCBR Fund (the "Holder" and, together with the Company, the "parties").

RECITALS

A. The Holder owns 135,108 warrants that were originally issued in a private placement of the Company (the "Private Placement Warrants") in connection with the initial public offering of the Company and pursuant to that certain Subscription Agreement, dated as of June 13, 2018 and as amended by that Amendment to the Subscription Agreement, dated June 18, 2018, by and among the parties thereto (the "Original Warrant Purchase Agreement").

B. Holder wishes to sell to the Company, and the Company wishes to purchase from Holder, the Private Placement Warrants.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Private Placement Warrants. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company shall purchase the Private Placement Warrants free and clear of all Encumbrances (as defined below), for U.S.$3.00 per Private Placement Warrant, an aggregate purchase price of U.S.$ 405,324 (the "Purchase Price").

Section 1.2 Closing; Delivery. The sale and purchase of the Private Placement Warrants shall take place concurrently with the execution of this Agreement or at such other time or on such other date as the parties mutually may agree in writing, but no later than two business days after the execution of this Agreement (which time and place are designated as the "Closing"). At the Closing, (a) the Company shall deliver to the Purchase Price to the Holder by wire transfer in immediately available funds to the account specified by the Holder and (b) Holder will deliver, or caused to be delivered, to the Company all documentation related to the right, title and interest in and to the Private Placement Warrants owned by such Holder under this Agreement in accordance with the instructions of the Company, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to assign, transfer to and confirm in the Company all right, title and interest in and to (free and clear of all Encumbrances) the Private Placement Warrants.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Holder hereby represents and warrants to the Company on behalf of itself as follows:

Section 2.1 Existence and Power.Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by Holder and the consummation by Holder of the transactions contemplated hereby does not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Holder to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by Holder and constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 2.3 Title to Private Placement Warrants. Holder has good and valid title to the Private Placement Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Encumbrances"). Holder has not, in whole or in part, (i) exercised, assigned, transferred, hypothecated, pledged or otherwise disposed of the Private Placement Warrants or its rights in the Private Placement Warrants, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Private Placement Warrants which would limit the Holder's power to transfer the Private Placement Warrants hereunder. The Private Placement Warrants constitute all of the Private Placement Warrants of the Company now held by Holder as of the date hereof.

Section 2.4 Receipt of Information.

(a) Holder hereby represents and acknowledges that it is a sophisticated investor and that it has such knowledge and experience in financial and business matters and in making investment decisions regarding the sale of the Private Placement Warrants and of making an informed investment decision. Holder represents and acknowledges that the Company may have material non-public information concerning the Company and its condition (financial and

otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to such Holder's decision to sell the Private Placement Warrants or otherwise materially adverse to such Holder's interests. Holder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information.

(b) Holder has received all the information it considers necessary or appropriate for deciding whether to consummate the sale of the Private Placement Warrants on the terms provided by this Agreement. Holder has had an opportunity to ask questions of and to receive answers from, the Company regarding the business, properties, prospect and financial condition of the Company, the Private Placement Warrants and the transactions described in this Agreement. Holder has had the opportunity to discuss with its legal, tax and other advisors the consequences of the transactions described in this Agreement and is not relying on the Company (or any agent or representative thereof) for any such matters. Holder has not received, nor is it relying on, any representations or warranties from the Company or any of its directors, officers, subsidiaries or affiliates other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

Section 2.5 Brokers. No broker, finder or agent will have any claim against the Company for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Holder as follows:

Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.2 Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is legal, valid, binding and enforceable upon and against the Company.

Section 3.3 No Conflicts. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Company is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company.

Section 3.4 Consents. No consent, approval or other authorization of any governmental authority or under any contract or other agreement or commitment to which the Company is a party or by which the Company is bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company or the consummation by the Company of the transactions contemplated hereby.

Section 3.5 Solvency. The Company is, and after giving effect to the transactions contemplated hereby will be, Solvent. For the purposes of this Agreement, "Solvent" means (a) the aggregate fair market value of the Company's assets exceeds its liabilities, (b) the Company is able to pay its liabilities in the ordinary course of business and (c) the Company does not have unreasonably small capital to conduct its business.

Section 3.6 Brokers. No broker, finder or agent will have any claim against the Holder for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1 Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the execution of this Agreement, issue one or more press releases or file with the Securities and Exchange Commission (the "SEC") a Current Report on Form 8-K (collectively, the "Disclosure Document") disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided to the Holder at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of the Company, the Holder shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and the Holder shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of the Holder, publicly disclose the name of the Holder or any of its affiliates or advisers, or include the name of the Holder or any of its affiliates or advisers, (i) in any press release or marketing materials, or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company's securities are listed for trading; provided, that in the case of this clause (ii), the Company shall provide Holder with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Holder regarding such disclosure.

Section 4.2 Effect on the Original Warrant Purchase Agreement. The Original Warrant Purchase Agreement is hereby terminated and neither party has any ongoing obligations under the Original Warrant Purchase Agreement.

Section 4.3 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions

contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Holder shall be responsible for any transfer, income, capital gains, stamp duty or other tax incurred by Holder or otherwise payable as a result of the consummation of the transactions contemplated hereby..

Section 4.4 Further Assurances. Each party hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.5 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 4.6 Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.

Section 4.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e-mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth below, or to such other address as may be designated in writing by such party:

if to the Company, to:

Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Chief Legal Officer
Email: ftenerelli@landseahomes.com

With a copy (which will not constitute notice) to:

Gibson Dunn & Crutcher LLP
3161 Michelson Drive,
Irvine, CA 92612-4412
Attention: Michael E. Flynn
Email: MFlynn@gibsondunn.com

if to the Holder, to:

HC NCBR Fund

c/o BlackRock Financial Management Inc
55 East 52nd Street
New York, NY 10055
Attn: Christopher Biasotti
Email: Christopher.biasotti@blackrock.com and
melanie.groves@blackrock.com

With copies (which shall not constitute notice) to:

c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Daniel Goldmintz
Email: legaltransactions@blackrock.com

Section 4.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

Section 4.9 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 4.10 Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.

Section 4.11 Assignment; Successors. This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns.

Section 4.12 Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 4.13 Counterparts. This Agreement may be executed in counterparts (including facsimile and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

LANDSEA HOMES CORPORATION

By: **/s/ John Ho**
Name: John Ho
Title: CEO

HOLDER:

HC NCBR FUND
By: BlackRock Financial Management Inc., in its capacity as investment advisor

By: /s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Authorized Signatory